UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: July 10, 2018

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger

Merger. On July 10, 2018, River Financial Corporation, an Alabama corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PSB Bancshares, Inc., an Alabama corporation (“PSB”), whereby PSB will be merged with and into the Company (the “Merger”). Pursuant to and simultaneously with entering into the Merger Agreement, the Company’s wholly owned subsidiary bank, River Bank & Trust, an Alabama banking corporation (“RB&T”), and PSB’s wholly owned subsidiary bank, Peoples Southern Bank, entered into a Plan of Bank Merger whereby Peoples Southern Bank will be merged with and into RB&T immediately following the merger of PSB with and into the Company (the “Bank Merger”).

The Merger Agreement has been unanimously approved by the boards of directors of the Company and PSB. The transaction is expected to close in the fourth quarter of 2018, subject to customary conditions discussed below.

Merger Consideration. Pursuant to the Merger Agreement, each outstanding share of PSB common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $6,610.00 in cash and 60 shares of Company common stock.  The aggregate consideration to be paid is 222,360 shares of Company common stock (valued at $27.00 per share) and $24,496,660 in cash.  There are 14 shareholders of record of PSB.

Each outstanding share of the Company’s common stock shall remain outstanding and unaffected by the Merger.

Representations and Warranties. The Merger Agreement contains usual and customary representations and warranties that the Company and PSB made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and PSB and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating certain terms. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and PSB rather than establishing matters of fact.

Covenants; No Solicitation. Each party also has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger. Additionally, PSB has agreed (i) not to initiate, solicit, induce or knowingly encourage or take any action or facilitate any alternative acquisition transaction or, subject to certain exceptions, participate in discussions or negotiations regarding, or furnish any non-public information relating to, any alternative acquisition transaction or (ii) subject to certain exceptions, not to withdraw or modify in a manner adverse to the Company, the recommendation of the PSB board of directors that PSB’s shareholders approve the Merger Agreement and the Merger. In the event that PSB receives a proposal with respect to an alternative acquisition transaction that the PSB board of directors determines is superior to the Merger, the Company will have an opportunity to match the terms of such proposal, subject to certain requirements.

The Company will assume an employment contract between Peoples Southern Bank and C. Richard Moore, Jr., President and CEO, to provide to Mr. Moore continuing insurance coverage, salary continuation benefits and a change in control payment, and certain benefits for his spouse.

The Company has agreed not to enter into a definitive agreement respecting the acquisition of the Company or RB&T, provided nothing in the Merger Agreement prohibits the acquisition or opening of branches or a business combination in which the Company is the surviving corporation and the shareholders of the Company as of the date of the Merger Agreement continue to own at least 50 percent of the outstanding voting securities of the Company.

Conditions to Closing. Consummation of the Merger is subject to various customary conditions, including (i) approval of the Merger Agreement and the Merger by shareholders entitled to vote of PSB; (ii) the receipt of certain regulatory approvals; (iii) no injunctions or other legal restraints preventing the consummation of the Merger; (iv) the accuracy of certain representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Merger Agreement (subject to customary materiality qualifiers) and (v) the absence of a material adverse effect with respect to the either the Company or PSB.

Termination; Termination Fee. The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties, (ii) by either party if any regulatory approvals required for consummation of the transactions contemplated by the Merger Agreement have been denied by final non-appealable action by the relevant governmental authority or an application for such approval has been permanently withdrawn at the request of a governmental authority, (iii) by either party if the approval of the shareholders of PSB entitled to vote is not obtained, (iv) by either party in the event of a material breach by the other party of any representation, warranty or covenant contained in the Merger Agreement and such breach is not cured within thirty days, (v) by either party if the Merger is not consummated on or before January 31, 2019, provided that the failure to close by that date is not the result of breach of agreement by the party seeking to terminate, (vi) by the Company if PSB’s board of directors breaches its obligations with respect to giving notice of and making a recommendation in connection with the PSB shareholder meeting.  PSB will pay the Company a termination fee equal to $900,000 in the event (i) PSB receives a superior proposal and the Merger Agreement is terminated because the required PSB shareholder approval is not obtained or by the Company because of PSB’s material breach of representations, warranties or covenants and PSB enters into a superior proposal within 12 months of such termination or (ii) the Merger Agreement is terminated by the Company because PSB’s board of directors breaches its obligations with respect to giving notice of and making a recommendation in connection with the PSB shareholder meeting.

Cautionary Statements Regarding Forward-Looking Information.

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of PSB’s business into the Company, (5) the failure to obtain the necessary approvals by the shareholders of PSB, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of PSB’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor PSB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company and PSB claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

{BH276400.4}3

ITEM 8.01	OTHER EVENTS

On July 11, 2018, the Company issued a press release announcing the execution of the Merger Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

2.1	Agreement and Plan of Merger dated July 10, 2018. *

99.1	Press Release dated July 11, 2018. **
*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. River Financial agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

    **    Filed pursuant to Rule 135c of the Securities Act of 1933.

{BH276400.4}4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: July 16, 2018	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer

{BH276400.4}5